Brighthouse Life Insurance Company

(“Brighthouse Financial”)

Home Office Address (no correspondence):

1209 Orange Street, Wilmington, DE 19801

[Brighthouse Variable Annuity Series VA]

Application for Individual Variable Annuity

All sections are required unless otherwise indicated.

Regular mail: Brighthouse Financial P.O. Box 305072 Nashville, TN 37230-5072 Express mail only: Brighthouse Financial 100 Centerview Drive, Suite 100 Nashville, TN 37214

Product Selection Please select one.

☐ Series S (Standard) ☐ Series S with L-Share Option

1. Annuitant Information Annuitant will be the Owner unless the Owner Information section is completed.

First Name:	Date of Birth:

Middle Name:	Country of Citizenship:

Last Name:	Country of Legal Residency:

Street Address:	Relationship to Owner:

City:	Email Address:

State: Zip:	Phone Number:

Social Security Number:	☐ Male ☐ Female

2. Owner Information

•  Complete if the Owner is different than the Annuitant. Correspondence is sent to the Owner.

•  If Owner is a Trust, complete the Trustee Certification form.

•  Unless otherwise permitted by the Internal Revenue Code, the Owner and Annuitant of this Contract must be the same individual for all IRA plan types except IRAs held by a custodian.

•  For Decedent IRA or Non-Qualified Decedent contracts, complete the applicable Inherited IRA or Inherited Non-Qualified Election form.

First/Entity Name:

Middle Name:	Date of Birth/Trust:

Last Name:	Country of Citizenship:

Street Address:	Country of Legal Residency:

City:	Email Address:

State: Zip:	Phone Number:

Social Security Number/TIN:	☐ Male ☐ Female ☐ Entity

ICC20-VA-APP (07/20)	Page 1 of 11	VA-ICC (11/19)

3. Joint Owner Information (Optional) Available for Non-Qualified contracts only.

First Name:	Date of Birth:

Middle Name:	Country of Citizenship:

Last Name:	Country of Legal Residency:

Street Address:	Email Address:

City:	Phone Number:

State: Zip:	☐ Male ☐ Female

Social Security Number:

4. Beneficiary Information

•  The death benefit will be payable to your estate if no designated beneficiary survives you or if you do not name a beneficiary.

•  If all Primary Beneficiaries predecease the Owner, then any surviving Contingent Beneficiaries listed below will be considered Primary Beneficiaries unless we are notified otherwise by the Owner.

•  If Joint Owners are named, upon the death of either Joint Owner, the surviving Joint Owner will be the Primary Beneficiary, and the beneficiaries listed below (whether listed as Primary or Contingent Beneficiaries) will be considered the Contingent Beneficiaries.

•  Either the relationship to Owner or Social Security Number must be provided for all beneficiaries named.

•  If more than three beneficiaries are named, attach a signed and dated separate sheet.

•  Primary and Contingent Beneficiary percentages must each add up to 100%.

☐ Divide proceeds equally among Primary Beneficiaries ☐ Divide proceeds equally among Contingent Beneficiaries

Primary Beneficiary	Percentage: %
First/Entity Name:	Street Address:

Middle Name:	City:

Last Name:	State: Zip:

SSN/TIN:	Relationship to Owner:

Date of Birth/Trust:	Phone Number:

☐ Primary ☐ Contingent (Please check one box.)	Percentage: %

First/Entity Name:	Street Address:

Middle Name:	City:

Last Name:	State: Zip:

SSN/TIN:	Relationship to Owner:

Date of Birth/Trust:	Phone Number:

☐ Primary ☐ Contingent (Please check one box.)	Percentage: %

First/Entity Name:	Street Address:

Middle Name:	City:

Last Name:	State: Zip:

SSN/TIN:	Relationship to Owner:

Date of Birth/Trust:	Phone Number:

ICC20-VA-APP (07/20)	Page 2 of 11	VA-ICC (11/19)

5. Plan Type Choose one of the following plan types.

☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA
☐ Non-Qualified Decedent	☐ Decedent Traditional IRA	☐ SEP IRA

6. Replacements

Do you have any existing life insurance policies or annuity contracts?	☐ Yes ☐ No
Will the proposed annuity replace, discontinue, or change any existing policy or contract?	☐ Yes ☐ No

If “Yes” to either, ensure that any applicable disclosure and replacement forms are attached.

Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract relating to this application.

7. Initial Purchase Payment

•  Please provide the payment type for each incoming fund amount below and total them below.

•  Please make any checks payable to Brighthouse Life Insurance Company.

•  Tax year must be provided for IRA contributions.

•  Estimate total amount for 1035 exchanges, transfers, and rollovers.

•  Minimum total initial purchase payment amount: $5,000 Non-Qualified, $2,000 Qualified.

1) $	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange
2) $	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange
3) $	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange
4) $	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange

$ Total Initial Purchase Payment Amount

8. Benefit Riders (Optional)

•  Benefit riders may be subject to age restrictions and state availability. Other restrictions may apply.

•  Optional riders are only available at application and once elected, may not be changed.

•  Additional charges apply for optional riders.

•  Living benefit riders are not available with non-qualified Decedent contracts.

•  Guaranteed Withdrawal Benefit is the only living benefit rider available with Decedent IRA contracts.

•  FlexChoice Access Death Benefit is not available in Decedent/Stretch tax markets.

Living Benefit Riders (You may only choose one.)

Guaranteed Lifetime Withdrawal Benefit (FlexChoice Access (GLWB))
☐ FlexChoice Access Level	☐ FlexChoice Access Expedite

Guaranteed Withdrawal Benefit (GWB)
☐ GWB v1

Lifetime Guaranteed Withdrawal Benefit (LWG)
☐ Single Life - LWG	☐ Joint Life - LWG
Death Benefit Riders (You may only choose one.)

•  If you do not elect an optional Death Benefit rider, the Principal Protection option will be provided at no additional charge.

  Guaranteed Lifetime Withdrawal Benefit (FlexChoice Access (GLWB)) Death Benefit

☐ FlexChoice Access Death Benefit (Must also select a FlexChoice Access living benefit rider.)

Annual Step-Up Death Benefit (Annual Step-Up)
☐ Annual Step-Up*

Additional Rider
☐ Earnings Preservation Benefit (EPB)* (Not available in WA.)

* Not available if a FlexChoice Access living benefit rider is elected.

ICC20-VA-APP (07/20)	Page 3 of 11	VA-ICC (11/19)

9. Enhanced Dollar Cost Averaging / Dollar Cost Averaging Programs (Optional)

•  Only one of the following programs may be elected.

•  If you terminate the program, or if the program is terminated on account of notice of your death, we will treat the termination as your request to transfer any remaining monies to the Subaccounts in accordance with the percentages you have chosen (unless you have specified otherwise).

•  Transfers will commence on the date the purchase payment is allocated and on that same day each month thereafter. If the allocation date is the 29th, 30th or 31st, transfers will occur on the first day of the next month. If the transfer date falls on a weekend or holiday, transfers will be made on the next business day.

Enhanced Dollar Cost Averaging (EDCA)

•  Only Purchase Payments can be allocated to the EDCA account. By electing an EDCA program, I authorize a portion of my purchase payment to be allocated to the EDCA program elected below.

•  The terms of this program will be governed by the Enhanced Dollar Cost Averaging Rider and/or the Three Month Market Entry Rider issued with your contract. Subsequent purchase payments may be allocated to your EDCA account; however, such allocations will have the effect of increasing the monthly amount and thereby accelerating the time period over which transfers are made.

•  The designated portion of your purchase payment will be allocated to the EDCA account and periodic transfers will be made to the investment portfolios in the proportions selected below.

▶ Transfer Period (choose one): ☐ 3 Month Market Entry ☐ 6 months ☐ 12 months
Dollar Cost Averaging (DCA)

•  The DCA program is not available if you selected [FlexChoice Access Level, FlexChoice Access Expedite, or GWB v1] riders in section 8.

•  The designated portion of your purchase payment allocated to the source fund will be transferred to the investment portfolios in the proportions selected below.

▶   Indicate source fund. Be sure to allocate a sufficient portion of your initial purchase payment to the selected source fund in section 12 below.

☐ BlackRock Ultra-Short Term Bond Portfolio or ☐ Fixed Account (Not available in OR, WA)

▶   Periodic DCA transfers from this source fund will be made to the investment portfolios in the amounts listed below:

☐ $             per month until the account is depleted or

☐ $             per month for: ☐ 12 months                ☐ 24 months                ☐ 36 months

 ☐ 48 months                ☐ 60 months                ☐ Other              months

10. Purchase Payment Allocation

•  The Purchase Payment Allocation table that you must complete depends on the rider elections made in section 8:

○   If you elected a FlexChoice Access rider, complete Section 10A.

○   If you elected GWB v1, complete Section 10B.

○   If you did not elect a living benefit rider, complete Section 10C.

•  Unless otherwise directed subsequent purchase payments will also be directed to the target Purchase Payment Allocations indicated below.

•  Risk Managed Global Multi-Asset Portfolios (noted with a “*” below) are designed to reduce volatility of returns. Although you may have less risk from market downturns, you may also have less opportunity to benefit from market gains.

▶ Section 10A – Complete only if a FlexChoice Access Rider is elected.

•  Complete either Option A or Option B below. If Option B is selected, quarterly rebalancing will occur automatically.

•  If you selected an EDCA program, 100% of your purchase payments will be allocated to the EDCA program, and your target EDCA allocations will be the same as the purchase payment allocations indicated below.

(Continued on the next page)

ICC20-VA-APP (07/20)	Page 4 of 11	VA-ICC (11/19)

  OPTION A – Allocate your purchase payments to these portfolios.

Asset Allocation Portfolios
American Funds® Balanced Allocation Portfolio	%
American Funds® Moderate Allocation Portfolio	%
Brighthouse Asset Allocation 20 Portfolio	%
Brighthouse Asset Allocation 40 Portfolio	%
Brighthouse Asset Allocation 60 Portfolio	%
SSGA Growth and Income ETF Portfolio	%
Additional Investment Options
AB Global Dynamic Allocation Portfolio*	%
AQR Global Risk Balanced Portfolio*

BlackRock Global Allocation V.I. Fund	%
BlackRock Global Tactical Strategies Portfolio*	%
Brighthouse Balanced Plus Portfolio*	%
Invesco Balanced-Risk Allocation Portfolio*	%
JPMorgan Global Allocation Portfolio*	%
Loomis Sayles Global Allocation Portfolio*	%
MetLife Multi-Index Targeted Risk Portfolio*
PanAgora Global Diversified Risk Portfolio*	%
Schroders Global Multi-Asset Portfolio*	%

Option A Total __________% (Must equal 100%)

  OPTION B – Design your own asset allocation strategy from the investment options in Platform 1 and Platform 2

Platform 1 – Allocations may not exceed 70%

Asset Allocation Portfolios
American Funds® Balanced Allocation Portfolio	%
American Funds® Growth Allocation Portfolio	%
American Funds® Moderate Allocation Portfolio	%
Brighthouse Asset Allocation 100 Portfolio	%
Brighthouse Asset Allocation 20 Portfolio	%
Brighthouse Asset Allocation 40 Portfolio	%
Brighthouse Asset Allocation 60 Portfolio	%
Brighthouse Asset Allocation 80 Portfolio	%
SSGA Growth and Income ETF Portfolio	%
SSGA Growth ETF Portfolio	%

Additional Investment Options
AB Global Dynamic Allocation Portfolio	%
American Funds® Growth Portfolio	%
AQR Global Risk Balanced Portfolio*	%
Baillie Gifford International Stock Portfolio	%
BlackRock Capital Appreciation Portfolio	%
BlackRock Global Allocation V.I. Fund	%
BlackRock Global Tactical Strategies Portfolio*	%
Brighthouse Balanced Plus Portfolio*	%
Brighthouse Small Cap Value Portfolio	%
Brighthouse/Aberdeen Emerging Markets Equity Portfolio	%
Brighthouse/Artisan Mid Cap Value Portfolio	%
Brighthouse/Dimensional International Small Company Portfolio	%
Brighthouse/Wellington Core Equity Opportunities Portfolio	%
Clarion Global Real Estate Portfolio	%

ClearBridge Aggressive Growth Portfolio	%
Frontier Mid Cap Growth Portfolio	%
Harris Oakmark International Portfolio	%
Invesco Balanced-Risk Allocation Portfolio*	%
Invesco Comstock Portfolio	%
Invesco Small Cap Growth Portfolio	%
Jennison Growth Portfolio	%
JPMorgan Global Active Allocation Portfolio*	%
Loomis Sayles Global Allocation Portfolio	%
MetLife Mid Cap Stock Index Portfolio	%
MetLife MSCI EAFE® Index Portfolio	%
MetLife Multi-Index Targeted Risk Portfolio*	%
MetLife Russell 2000® Index Portfolio	%
MetLife Stock Index Portfolio	%
MFS® Research International Portfolio	%
MFS® Value Portfolio	%
Neuberger Berman Genesis Portfolio	%
PanAgora Global Diversified Risk Portfolio*	%
Schroders Global Multi-Asset Portfolio*	%
SSGA Emerging Markets Enhanced Index Portfolio	%
SSGA Growth and Income ETF Portfolio	%
SSGA Growth ETF Portfolio	%
T. Rowe Price Large Cap Growth Portfolio	%
T. Rowe Price Large Cap Value Portfolio	%
T. Rowe Price Mid Cap Growth Portfolio	%
Victory Sycamore Mid Cap Value Portfolio	%
Wells Capital Management Mid Cap Value Portfolio	%

  Platform 1 Total __________% (Must not exceed 70%.)

(Continued on the next page.)

ICC20-VA-APP (07/20)	Page 5 of 11	VA-ICC (11/19)

Platform 2 – Allocations must be at least 30%

AB International Bond Portfolio	%
BlackRock Bond Income Portfolio	%
BlackRock High Yield Portfolio	%
BlackRock Ultra-Short Term Bond Portfolio	%
Brighthouse/Eaton Vance Floating Rate Portfolio	%
Brighthouse/Franklin Low Duration Total Return Portfolio	%
JPMorgan Core Bond Portfolio	%

MetLife Aggregate Bond Index Portfolio	%
PIMCO Inflation Protected Bond Portfolio	%
PIMCO Total Return Portfolio	%
Western Asset Management Government Income Portfolio	%
Western Asset Management Strategic Bond Opportunities Portfolio	%
Western Asset Management U.S. Government Portfolio	%

Platform 2 Total % (Must be at least 30%)

OPTION B Total % (Add Platform 1 and Platform 2 totals. Must equal 100%.)
▶ Section 10B – Complete only if GWB is elected.

•  Complete this section if you elected a FlexChoice Access rider in in section 8 above.

•  Complete either Option A or Option B below.

•  Purchase Payment Allocations must be in whole percentages and the option must total 100%.

•  The EDCA Target Allocation column should only be completed if EDCA is elected, and must total 100%

•  Risk Managed Global Multi-Asset Portfolios (noted with a “*” below) are designed to reduce volatility of returns. Although you may have less risk from market downturns, you may also have less opportunity to benefit from market gains.

	Purchase Payment Allocation	EDCA Target Allocation
Enhanced Dollar Cost Averaging (EDCA)%		N/A
AB Global Dynamic Allocation Portfolio	%	%
AQR Global Risk Balanced Portfolio	%	%
BlackRock Global Tactical Strategies Portfolio*	%	%
Brighthouse Balanced Plus Portfolio	%	%
Invesco Balanced-Risk Allocation Portfolio	%	%
JPMorgan Global Active Allocation Portfolio*	%	%
MetLife Aggregate Bond Index Portfolio	%	%
MetLife Multi-Index Targeted Risk Portfolio*	%	%
PanAgora Global Diversified Risk Portfolio	%	%
Schroders Global Multi-Asset Portfolio	%	%

Column Totals (must equal 100%)%		%

*Risk Managed Global Multi-Asset Portfolio

ICC20-VA-APP (07/20)	Page 6 of 11	VA-ICC (11/19)

▶ Section 10C – Complete only if living benefit riders are not elected.

•  If you selected a DCA or EDCA program in section 9, make sure to complete the Target DCA/EDCA Allocation column below.

•  Allocations must be in whole percentages and the option must total 100%.

•  If you selected an EDCA program, 100% of your purchase payments will be allocated to the EDCA program, and your target EDCA allocations will be the same as the purchase payment allocations indicated below.

•  The fixed account is not available in Texas if a LWG rider is elected.

•  The fixed account is not available in Oregon and Washington.

	Purchase Payment Allocation	EDCA/DCA Target Allocation
Enhanced Dollar Cost Averaging (EDCA)%		N/A
Fixed Account	%	N/A
Asset Allocation Portfolios
American Funds® Balanced Allocation Portfolio	%	%
American Funds® Growth Allocation Portfolio	%	%
American Funds® Moderate Allocation Portfolio	%	%
Brighthouse Asset Allocation 20 Portfolio	%	%
Brighthouse Asset Allocation 40 Portfolio	%	%
Brighthouse Asset Allocation 60 Portfolio	%	%
Brighthouse Asset Allocation 80 Portfolio	%	%
Brighthouse Asset Allocation 100 Portfolio	%	%
SSGA Growth and Income ETF Portfolio	%	%
SSGA Growth ETF Portfolio	%	%
Additional Investment Options
AB Global Dynamic Allocation Portfolio*	%	%
AB International Bond Portfolio	%	%
American Funds® Growth Portfolio	%	%
AQR Global Risk Balanced Portfolio*	%	%
Baillie Gifford International Stock Portfolio	%	%
BlackRock Bond Income Portfolio	%	%
BlackRock Capital Appreciation Portfolio	%	%
BlackRock Global Allocation V.I. Fund	%	%
BlackRock Global Tactical Strategies Portfolio*	%	%
BlackRock High Yield Portfolio	%	%
BlackRock Ultra-Short Term Bond Portfolio	%	%
Brighthouse Balanced Plus Portfolio*	%	%
Brighthouse Small Cap Value Portfolio	%	%
Brighthouse/Aberdeen Emerging Markets Equity Portfolio	%	%
Brighthouse/Artisan Mid Cap Value Portfolio	%	%
Brighthouse/Dimensional International Small Company Portfolio	%	%
Brighthouse/Eaton Vance Floating Rate Portfolio	%	%
Brighthouse/Franklin Low Duration Total Return Portfolio	%	%
Brighthouse/Wellington Core Equity Opportunities Portfolio	%	%
Clarion Global Real Estate Portfolio	%	%
ClearBridge Aggressive Growth Portfolio	%	%
Frontier Mid Cap Growth Portfolio	%	%
Harris Oakmark International Portfolio	%	%
Invesco Balanced-Risk Allocation Portfolio*	%	%
Invesco Comstock Portfolio	%	%
Invesco Small Cap Growth Portfolio	%	%
Jennison Growth Portfolio	%	%
JPMorgan Core Bond Portfolio	%	%
JPMorgan Global Active Allocation Portfolio*	%	%
Loomis Sayles Global Allocation Portfolio	%	%
(Continued on the next page.)

ICC20-VA-APP (07/20)	Page 7 of 11	VA-ICC (11/19)

	Purchase Payment Allocation	EDCA/DCA Target Allocation
MetLife Aggregate Bond Index Portfolio	%	%
MetLife Mid Cap Stock Index Portfolio	%	%
MetLife MSCI EAFE® Index Portfolio	%	%
MetLife Multi-Index Targeted Risk Portfolio*	%	%
MetLife Russell 2000® Index Portfolio	%	%
MetLife Stock Index Portfolio	%	%
MFS® Research International Portfolio	%	%
MFS® Value Portfolio	%	%
Neuberger Berman Genesis Portfolio	%	%
PanAgora Global Diversified Risk Portfolio*	%	%
PIMCO Inflation Protected Bond Portfolio	%	%
PIMCO Total Return Portfolio	%	%
Schroders Global Multi-Asset Portfolio*	%	%
SSGA Emerging Markets Enhanced Index Portfolio	%	%
T. Rowe Price Large Cap Growth Portfolio	%	%
T. Rowe Price Large Cap Value Portfolio	%	%
T. Rowe Price Mid Cap Growth Portfolio	%	%
Victory Sycamore Mid Cap Value Portfolio	%	%
Wells Capital Management Mid Cap Value Portfolio	%	%
Western Asset Management Government Income Portfolio	%	%
Western Asset Management Strategic Bond Opportunities Portfolio	%	%
Western Asset Management U.S. Government Portfolio	%	%

Total (must equal 100%)%		%

*Risk Managed Global Multi-Asset Portfolios

11. Rebalancing Program (Optional)

•  The Rebalancing Program is only available if more than one portfolio is selected.

•  Do not complete this section if you selected Option B in Section 10A. Rebalancing will occur automatically on a quarterly basis.

When checked below, I authorize Brighthouse Financial to automatically rebalance my investment portfolios to the allocation percentage levels selected in Section 10A Option A, Section 10B, Section 10C, or as I may otherwise direct by Notice to Brighthouse Financial.

Frequency:             ☐ Monthly             ☐ Quarterly             ☐ Semi-annually             ☐ Annually

If the rebalancing transfer date is the 29th, 30th, or 31st, transfers will occur on the first day of the next month. If the transfer date falls on a weekend or holiday, the transfer will occur on the next business day. DCA transfers and Rebalancing transfers are available simultaneously if the DCA source is the fixed account. If a DCA program is elected, rebalancing shall be based on the transfer allocations selected for such program. You should understand that, unless this program is terminated, subsequent purchase payment allocations and transfers will be rebalanced under this program to the percentages selected. Termination or modification of this program must be by Notice to Brighthouse Financial. This program will be terminated upon notice to Brighthouse Financial of your death.

ICC20-VA-APP (07/20)	Page 8 of 11	VA-ICC (11/19)

12. Electronic Delivery (Optional)

I authorize Brighthouse Financial to send documents electronically through its “eDelivery” service regarding my annuity and other insurance contracts issued by Brighthouse Financial or its affiliates. Election of this option means prospectuses and, if applicable, fund reports and other documents will be delivered to me electronically.

I also authorize Brighthouse Financial to deliver my personal financial information (such as account statements or transaction confirmations), contracts, contract endorsements, privacy and other notices and communications electronically regarding my annuity and other insurance contracts issued by Brighthouse Financial or its affiliates through an electronic service account. To view such documents, I understand I must have internet access, and enroll (with a user name and password) for an electronic service account with Brighthouse Financial. If I do not complete the steps necessary to establish an electronic service account, Brighthouse Financial will deliver copies of such documents in paper to the current address Brighthouse Financial has on file for me. Whether or not I enroll for an electronic service account, Brighthouse Financial will deliver prospectuses and fund reports electronically until I separately revoke my eDelivery consent by requesting paper copies of these documents.

I have received, read and agree to the terms of the global electronic consent agreement, which contains important information concerning these services.

☐ Yes     ☐ No     If “Yes” is selected, please provide your email address on page 1 of the application.

13. Client Acknowledgements and Signature(s)

Notice to Applicant(s): Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

By signing below, I acknowledge the following:

•  I have read and understand the information above.

•  All information and statements made on all pages of this application are true and correct to the best of my knowledge and belief and made as the basis of this application.

•  I acknowledge receipt of the current Brighthouse Variable Annuity Series VA prospectus.

•  I have read the Notice to Applicant(s) above.

•  I have received the Brighthouse Financial Customer Privacy Notice.

•  By signing below, I acknowledge receipt of the Variable Annuity Disclosure Document, if applicable in my state. Please see the State Replacement Forms (“STATEREPSVA-B”) list for states that require the Variable Annuity Disclosure Document.

•  If this contract is being purchased with monies from an existing Brighthouse Financial Contract, then I have received the Internal Annuity Transfer Disclosure.

•  I understand that there is no additional tax benefit obtained by funding an IRA with an annuity.

•  I understand that Brighthouse Financial does not guarantee the tax consequences of the annuity (including, but not limited to, whether the IRA or other tax-qualified annuity meets minimum distribution requirements and how much of each income payment is excludable from income as a return of any after-tax contribution), and I should consult with my own tax advisor prior to the purchase of the annuity.

•  I acknowledge that: (i) if the FlexChoice Access death benefit is elected as the death benefit option, it is only available in combination with the corresponding FlexChoice Access living benefit rider; (ii) other death benefit options are available with this product if the FlexChoice Access living benefit is not elected; (iii) in electing both the FlexChoice Access living benefit and FlexChoice Access death benefit riders, the combined cost of these riders is greater than the cost of the FlexChoice Access living benefit or other available death benefit options individually; (iv) once any lifetime payments under FlexChoice Access begin or the contract is annuitized, the FlexChoice Access death benefit, or any other death benefit option, will no longer be in effect.

•  If I elected a FlexChoice Access rider, by signing below, I confirm receipt of the “FlexChoice Access - Guaranteed Lifetime Withdrawal Benefit (“GLWB”) Rider Disclosure” form.

•  For Pennsylvania residents only: If I elected a FlexChoice Access rider, by signing below, I confirm receipt of the PA GLWB Supplemental Application form.

•  PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

ICC20-VA-APP (07/20)	Page 9 of 11	VA-ICC (11/19)

U.S. Tax Certification

Under penalties of perjury, I certify that:

1.  The number shown on this form is my correct taxpayer identification number; and

2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.  I am a U.S. citizen or other U.S. person; and

4.  The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. “U.S. citizen” and “U.S. person” are as defined in IRS Form W-9. If you are not a U.S. Citizen or a U.S. person for tax purposes, please cross out item 3 above and complete appropriate IRS documentation such as IRS Form W-8BEN. Item number 4, FATCA Code:   N/A  (No FATCA Code Applicable).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature and Title of Owner* (Annuitant unless otherwise noted):	Date signed:

Signature of Joint Owner:	Date signed:

Signature of Annuitant (if different than the Owner):	Date signed:

*If the Owner is an entity, print the name of the Owner representatives and have one or more Owner representatives sign.

State where application is signed:
(If state of signing is different than the Owner’s residence state, the Nexus form is required.)

ICC20-VA-APP (07/20)	Page 10 of 11	VA-ICC (11/19)

14. Representative Acknowledgements and Signature

By signing below, I certify that:

•  All information provided by the applicant has been truly and accurately recorded.

•  All answers are correct to the best of my knowledge.

•  I have provided the applicant(s) with the Brighthouse Financial Consumer Privacy Notice prior to or at the time of application.

•  If this new contract is being purchased with monies from an existing Brighthouse Financial Contract, then I have provided the applicant(s) with the Internal Annuity Transfer Disclosure.

•  I have provided the applicant(s) with the current Brighthouse Variable Annuity Series VA prospectus.

•  I have provided the Variable Annuity Disclosure Document, if applicable. Please see the State Replacement Forms (“STATEREPSVA-B”) list for states that require the Variable Annuity Disclosure Document.

•  I have provided the “FlexChoice Access - Guaranteed Lifetime Withdrawal Benefit (“GLWB”) Rider Disclosure Form, if applicable.

•  Pennsylvania only: I have provided the PA GLWB Supplemental application form, if applicable.

Does the applicant have any existing life insurance policies or annuity contracts?	☐ Yes ☐ No

Will the proposed annuity replace, discontinue, or change any existing policy or contract?	☐ Yes ☐ No

If “Yes” to either, ensure that any applicable disclosure and replacement forms are attached.

Primary Representative:

First Name:	National Producer Number (NPN):

Middle Name:	State License I.D. Number:

Last Name:	Client Account Number:

Name of Firm:	Commission Percentage: %

Business Phone:

Signature of Primary Representative:	Date signed:

Commission Choice
Choose one. Once selected, this option cannot be changed. Not all options may be available. Please check with your back office.

☐ Option A	☐ Option B	☐ Option C

Additional Representative(s)
	Representative Name:	National Producer Number (NPN):	Commission Percentage:

1)			%

2)			%

3)			%

ICC20-VA-APP (07/20)	Page 11 of 11	VA-ICC (11/19)